Exhibit 99.2

Systemic administration of the hyaluronidase-expressing oncolytic adenovirus VCN-01 in patients with advanced or metastatic pancreatic cancer: first-in-human clinical trial

R. Garcia-Carbonero[1], M. Gil Martín[2], R. Alvarez Gallego[3], T. Macarulla Mercade[4], M.C. Riesco Martinez[1], C. Guillen-Ponce[5], N. Vidal[6], F.X. Real[7], R. Moreno[8], V. Maliandi[9], A. Mato- Berciano[9], M. Bazan-Peregrino[9], G. Capella[2], R. Alemany[8], E. Blasi[9], C. Blasco[9], M. Cascallo[9], R. Salazar[2]

[1]Medical Oncology, University Hospital 12 De Octubre, Madrid, Spain, [2]Medical Oncology, ICO - Institut Catala d'Oncologia Hospital Duran i Reynals, Hospitalet de Llobregat, Spain, [3]Medical Oncology, Hospital Madrid Norte San Chinarro Centro Integral Oncologico Clara Campal, Madrid, Spain, [4]Medical Oncology, Vall d'Hebron Institute of Oncology (VHIO)-Cellex Center, Barcelona, Spain, [5]Medical Oncology Department, Hospital Universitario Ramon y Cajal, Madrid, Spain, [6]Pathology, Hospital Universitari de Bellvitge, Hospitalet de Llobregat, Spain, [7]Molecular Oncology Programme, Centro Nacional de Investigaciones Oncologicas (CNIO), Madrid, Spain, [8]LRT1/Procure, Bellvitge Biomedical Research Institute (IDIBELL), Hospitalet de Llobregat, Spain, [9]VCN Biosciences, Sant Cugat del Valles, Spain.

VCN BIOSCIENCES

GRIFOLS

ESMO 2019 Congress, Barcelona, Spain

INTRODUCTION

- Dense stroma is a hallmark of Pancreatic ductal adenocarcinoma (PDAC), which acts as a barrier for drug delivery. Targeting the components of the stromal compartment is a relevant approach for this tumor type.
- VCN-01 (Rodriguez-Garcia, et al. Clin Cancer Res. 2015;21(6):1406-18) is a genetically modified oncolytic adenovirus that selectively replicates within tumor cells that have a deregulation of pRB pathway and not in normal cells and expresses PH-20 hyaluronidase.
- Activity of VCN-01 is based on selective killing of tumor cells, which results in self-amplification and spread through the tumor mass, and the expression of hyaluronidase that partially degrades the extracellular matrix of the tumor. Such effect enhances gemcitabine uptake and induces potent immunomodulatory signals that could help recruit CD8+T cells.

OBJECTIVE

This is a First-in-human study (NCT02045602) to investigate the safety, efficacy and pharmacodynamic profile of VCN-01 after systemic administration alone or in combination with gemcitabine/nab-paclitaxel in patients with PDAC.

METHODS

NCT02045602 is an open-label, dose-escalation study with three independent parts in patients with advanced cancer not amenable for curative treatment (Part I) or with advanced pancreatic adenocarcinoma to be treated with nab-paclitaxel / gemcitabine (Part II & Part III). Results for Part I are not presented in this poster

Primary Endpoints:

- The safety & tolerability and determination of the RP2D of systemic of VCN-01 combined with two regimens of nab-paclitaxel / gemcitabine were assessed through a dose-escalation schedule.

Secondary Endpoints:

- Presence of VCN-01 in tumor biopsies at day 8 or day 28.
- VCN-01 pharmacokinetics & shedding of VCN-01 in blood and other fluids
- Tumor response assessed according to RECIST v1.1.

Exploratory Endpoints:

- Assessment of PD biomarkers, such as hyaluronidase and immunological markers.

METHODS CONTINUED

Eligibility Criteria included the selection of patients with levels of neutralizing antibodies against adenovirus <1/350 dilution at the moment of inclusion in the study


Pre-screening for anti-hAd5 neutralizing antibodies
(65-70% recruiting rate at selected threshold)
Part I
VCN-01 Monotherapy
I-1 single dose 1E11 vp/patient
I-2 single dose 1E12 vp/patient
I-3 single dose 3,3E12 vp/patient
I-4 single dose 1E13 vp/patient
3 + 3 Dose-escalating design
Part II
VCN-01 in combination with nab-paclitaxel / gemcitabine
II-1 single dose 3,3E12 vp/patient
II-2 single dose 1E13 vp/patient
6 + 6 Dose-escalating design
Part III
VCN-01 in combination with nab-paclitaxel / gemcitabine in a delayed schedule
III-1 single dose 3,3E12 vp/patient
III-2 single dose 1E13 vp/patient
6 + 6 Dose-escalating design
Part II
Part III
tumor biopsy
PET
RECIST evaluation
C1D1 C1D8 C1D15 C2D1 C2D8 C2D15 C3D1
nab-paclitaxel (125 mg/m²) GE (1000 mg/m²)
(Tumor Biopsy)
Week 8 RECIST evaluation
C1D8 C1D15 C1D22 C2D1 C2D8 C2D15
35-day Cycle

Fig 1. NCT02045602 Study Design in three parts. Only data from Part II and III are shown in this poster

RESULTS

Table 1 Patient Demographics for Part II and Part III

Characteristics	Part II (n= 12 patients) II-1 3,3E12 vp (n = 6)	Part II (n= 12 patients) II-2 1E13 vp (n = 6)	Part III (n= 14 patients) III-1 3,3E12 vp (n = 8)*	Part III (n= 14 patients) III-2 1E13 vp (n = 6)
Age, years	60 (35-75)		63 (49-86)	
Median	62	59	62	63
Range	46-75	35-73	49-86	51-73
Sex (Male / Female)	3 / 3	4 / 2	1 / 7	2 / 4
ECOG				
0	2	2	4	2
1	4	4	4	4
Primary disease				
Pancreas - Stage III	1	1	2	0
Pancreas - Stage IV	5	5	6	6
Site of metastasic disease				
Liver (only)	4	3	3	4
Liver & Lung (and other)	1	1	1	0
Liver (and other)	0	1	1	2
Other	0	0	1	0
Previous CT treatment (Yes / No)	2 / 4	2 / 4	0 / 8	2 / 4

*, 2 patients included in Arm III-1 were replaced due to incorrect inclusion but are included in Safety Population

RESULTS CONTINUED

Table 2. Treatment related Adverse Effects in each Part of the study

Part II

Adverse Reaction (Preferred term)	Nº patients treated	All grades (N=50) Nº patients observed	All grades (N=50) %	Grade ≥3 (N=13; 26%) Nº patients observed	Grade ≥3 (N=13; 26%) %
Pyrexia	12	8	66,7%	0	0,0%
Thrombocytopenia	12	7	58,3%	4	33,3%
Asthenia	12	6	50,0%	1	8,3%
Musculoskel. pain	12	4	33,3%	0	0,0%
Neutropenia	12	3	25,0%	2	16,7%
Decr. appetite	12	3	25,0%	0	0,0%
Nausea	12	3	25,0%	0	0,0%
Febrile Neutropenia	12	2	16,7%	2	16,7%
Transaminase incr.	12	2	16,7%	1	8,3%
Vomiting	12	2	16,7%	0	0,0%
Enterocolitis	12	1	8,3%	1	8,3%
Hepatitis Acute	12	1	8,3%	1	8,3%
Bacteremia	12	1	8,3%	1	8,3%
Chills	12	1	8,3%	0	0,0%
Diarrhea	12	1	8,3%	0	0,0%
Myalgia	12	1	8,3%	0	0,0%
Headache	12	1	8,3%	0	0,0%
Dizziness	12	1	8,3%	0	0,0%
Productive cough	12	1	8,3%	0	0,0%
Hypotension	12	1	8,3%	0	0,0%

Part III

Adverse Reaction (Preferred term)	Nº patients treated	All grades (N=35) Nº patients observed	All grades (N=35) %	Grade ≥3 (N=3; 9%) Nº patients observed	Grade ≥3 (N=3; 9%) %
Pyrexia	14	9	64,3%	0	0,0%
Nausea	14	4	28,6%	0	0,0%
Vomiting	14	3	21,4%	0	0,0%
Influenza-like illness	14	3	21,4%	0	0,0%
Diarrhea	14	2	14,3%	1	7,1%
Asthenia	14	2	14,3%	0	0,0%
Transaminase incr.	14	2	14,3%	0	0,0%
Anaemia	14	2	14,3%	0	0,0%
AST increase	14	1	7,1%	1	7,1%
ALT increase	14	1	7,1%	1	7,1%
Neutropenia	14	1	7,1%	0	0,0%
Thrombocytopenia	14	1	7,1%	0	0,0%
Headhache	14	1	7,1%	0	0,0%
Rhinorrhoea	14	1	7,1%	0	0,0%
Cough	14	1	7,1%	0	0,0%
Herpes Simplex	14	1	7,1%	0	0,0%

	DLT's	Recommended Phase 2 Dose
Part II	2 DLT's at 1E13 vp/patient (1 Febrile Neutropenia G4 + 1 Acute Hepatitis/Thrombocytopenia/ Enterocolitis G5)	3,3E12 vp/patient
Part III	1 DLT's at 1E13 vp/patient (Diarrhea G3)	1E13 vp/patient

VCN-01 Pharmacokinetics & Pharmacodynamics

Fig 2. Viral genomes in blood at different times after administration indicates the presence of secondary peaks suggestive of replication


Part II
LEVEL II-1
3,3E12 vp / patient
LEVEL II-2
1E13 vp / patient
Part III
LEVEL III-1
3,3E12 vp / patient
LEVEL III-2
1E13 vp / patient
vp/ml
Time

Fig 3. Hyaluronidase quantification by ELISA in sera indicates a time-dependent increase of the protein consistent with VCN-01 replication


Patients treated at 3,3E12 vp/patient
Part I, Part II & Part III
Patients treated at 1E13 vp/patient
Part I, Part II & Part III
PH20 in serum (pg/ml)
* p<0.05 vs D0
Time after VCN-01 administration (Days)

Clinical Activity

Table 3. Efficacy Results by RECIST v1.1

	Part II (N=10)	Part III (N=12)	SoC (nab-paclitaxel/GE)*
Progression Free Survival, median (months)	9,9	NR (1,7-14,0+)	5,5
Overall Survival , median (months)	11,0	NR (2,6-17,3+)	8,5
CR (Complete Response), n (%)	1 (10%)	0 (0%)	<1%
PR (Partial Response), n (%)	4 (40%)	6 (50%)	23%
SD (Stable Disease), n (%)	5 (50%)	5 (42%)	27%
Long SD (>48 weeks), n (%)	3 (30%)	1 (10%)	
ORR (Overall Response Rate)	**5 (50%)**	**6 (50%)**	23%
ORR Dose: 3,3E12 vp/patient	**3 (50%)**	**1 (16,7%)**	
ORR Dose: 1E13 vp/patient	**2 (50%)**	**5 (83,3%)**	

*, Von Hoff, et al. NEJM. 2013; 369(18):1691-1703 NR, not-reached +, on-going

Figure 4. Tumor burden analysis shows the presence of delayed responses suggestive of an immune-mediated mechanism of action


Part II
(VCN-01 + GE/ nab-paclitaxel)
Part III
(VCN-01 + GE/ nab-paclitaxel delayed)
Percentage change vs. baseline (%)
delayed response
GE only
3,3E12 vp/patient
1E13 vp/patient
Clinical and/or biochemical progression
Patient on-going
Time post-VCN-01 administration (weeks)

Table 4. Viral genome content in tumor biopsies (qPCR analysis) evidences VCN-01 ability to reach tumors after systemic administration

Patient ID	Dose Level	Biopsy Date	Biopsy Location	vp VCN-01/sample	Study Arm
001-003-001	3,30E12	D8	Pancreas	1,42 E04	Part II
001-002-012	3,30E12	D8	Liver	1,50 E05	Part II
001-002-013	3,30E12	D8	Liver	1,95 E04	Part II
001-003-009	3,30E12	D8	Liver	negative	Part III
001-002-014	1E13	D8	Liver	4,23 E02	Part II
001-005-005	1E13	D8	Liver	1,20 E04	Part III

Patient ID	Dose Level	Biopsy Date	Biopsy Location	vp VCN-01/sample	Study Arm
001-003-003	3,30E12	D28	Pancreas	negative	Part II
001-003-004	3,30E12	D28	Pancreas	negative	Part II
001-003-005	3,30E12	D28	Pancreas	negative	Part II
001-003-008	3,3E12	D28	Pancreas	1,51 E03	Part III
001-002-013	1E13	D28	Liver	negative	Part II
001-003-002	1E13	D28	Pancreas	negative	Part II

Fig 5 VCN-01 protein positivity in tumor nuclei (by IHC) confirms viral replication adjacent to areas with CD8 infiltration and inflammation


α-E1A
(viral replication)

Fig 6. IHC of immune markers in tumor biopsies confirms that VCN-01 provokes CD8+-infiltration, IDO up-regulation and PD-1 modulation in some patients. (A) Primary pancreatic tumor biopsy from patient 001-003-002; Part II; (B) Hepatic metastasis from patient 001-005-002; Part III.


A.
B.
α-CD8
α-IDO
α-PD1
α-PDL-1
D0
D28
D8

Table 5. Summary of immune markers variations by IHC

CD8 /Treg axis	PD-1 / PD-L1 axis	IFNγ/ IDO pathway	CTLA4 pathway
45% ↓Tregs* (5/11)	36% ↑PD-1 (4/11)	64% ↑IDO (7/11)	30% ↑CTLA-4 (3/10)
64% ↑CD8 (7/11)	30% ↑PD-L1 (3/10)		

Including FoxP3 & CD25 staining

% of samples showing modulation (positive / total analyzed samples)

CONCLUSIONS

VCN-01 shows a good safety profile when administered systemically in combination with the standard of care for pancreatic cancer, specially when delaying by 1 week the treatment with GE/nab-paclitaxel. Systemic VCN-01 reaches pancreatic tumors and converts them from immunological deserts into CD8- infiltrated IDO-expressing tumors (marker of IFN-γ mediated inflammation). In addition VCN-01 induces intratumor PD-1/PD-L1 up-regulation in a subset of patients. All these changes result in evidences of clinical activity with both dosing regimens.

FUNDING AND DISCLOSURE

MBP, SM, EB and MC were funded by CDTI (PANCATHER project IDI-20130759). MBP, AMB, SM, MVM, EB, CB and MC are employees and RA is consultant in VCN Biosciences. MC and RA are co-inventors of one patent application concerning the expression of hyaluronidase by oncolytic adenoviruses and both have ownership interest in VCN Biosciences.

Correspondence should be addressed to:
Rocio Garcia-Carbonero, MD, DPhil, rgcarbonero@gmail.com